Exhibit 10.7

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE OFFERED OR SOLD UNLESS A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS IS AVAILABLE IN CONNECTION WITH SUCH OFFER OR SALE. NOTWITHSTANDING THE FOREGOING BUT SUBJECT TO COMPLIANCE WITH THE REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, THIS NOTE (I) MAY BE PLEDGED OR HYPOTHECATED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY THIS NOTE AND (II) MAY BE TRANSFERRED OR ASSIGNED TO AN AFFILIATE OF THE HOLDER HEREOF.

THIS NOTE WAS ISSUED AT A DISCOUNT TO ITS FACE AMOUNT AND SO THE AMOUNT OWED HEREUNDER MAY BE LESS THAN THE PRINCIPAL AMOUNT INDICATED BELOW.

APPLIED DIGITAL SOLUTIONS, INC.

FORM OF SENIOR UNSECURED NOTE

New York, New York                                                                            $_______________
Issue Date: June 10, 2005

FOR VALUE RECEIVED, APPLIED DIGITAL SOLUTIONS, INC., a Delaware corporation (the “Company”), hereby unconditionally promises to pay to the order of _____________________________________, or its permitted successors or assigns (the “Holder”), the principal sum of up to _______________________________ in same day funds, on or before the Maturity Date. All payments hereunder shall be made to the Holder unconditionally in full without set-off, counterclaim or, to the extent permitted by applicable law, other defense, and free and clear of, and without reduction for or on account of, any present and future taxes or withholdings, and all liabilities with respect thereto.

The Company has issued this Senior Unsecured Note (this “Note”) pursuant to, and this Note is subject to the terms and conditions of, a certain Securities Purchase Agreement, dated as of June 9, 2005 (the “Securities Purchase Agreement”).

The following additional terms shall apply to this Note:

1.    DEFINITIONS.

“Board of Directors” means the Company’s board of directors.

“Business Day” means any day other than a Saturday, a Sunday or a day on which the New York Stock Exchange is closed or on which banks are authorized by law to close in New York, New York.

“Common Stock” means the common stock, par value $0.01 per share, of the Company.

“Default Interest Rate” means the lower of fifteen percent (15%) and the maximum rate permitted by applicable law.

“Exchange Condition” means, as of a particular date, each of the following:

(i)        the Reserved Amount is equal to the number of shares of Common Stock that the Company is required to reserve by the Securities Purchase Agreement as of the Exchange Date (after giving effect to the Exchange);

(ii)       the Common Stock is authorized for quotation on the Nasdaq SmallCap Market or Nasdaq National Market or listed on the New York Stock Exchange;

(iii)  the Initial Registration Statement is effective and available for the resale of Registrable Securities as required by the Registration Rights Agreement (and no more than one (1) Allowed Delay (as defined in the Registration Rights Agreement) has occurred since the effectiveness of such Registration Statement); and

(iv)       an Event of Default (as defined herein) has not occurred and is not continuing, and no event has occurred that with the giving of notice or passage of time, or both, would constitute an Event of Default.

“Floor Price” means $3.25 (subject to adjustment for stock splits, stock dividends and similar events affecting the Common Stock).

“Governmental Authority” means any nation or government, any state, provincial or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including without limitation any stock exchange, securities market or self-regulatory organization.

“Issue Date” means the date on which this Note is issued pursuant to the Securities Purchase Agreement.

“Liquidation Event” means the (i) institution of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings in connection therewith, relative to the Company, any of the Company’s Subsidiaries or to its or their creditors, as such, or to its or their assets, or (ii) the dissolution or other winding up, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy proceedings, of the Company or any of the Company’s Subsidiaries that had gross revenues, during the twelve month period immediately preceding such dissolution or winding up, of at least $3,000,000, (iii) any assignment for the benefit of creditors or any marshalling of the material assets or material liabilities of the Company or any of the Company’s Subsidiaries, or (iv) the admission, in writing, by the Company of its inability to pay its debts as such debts become due or the failure of the Company generally to pay its debts as they come due.

“Maturity Date” means the six (6) month anniversary of the Issue Date (or, if such day is not a Business Day, on the next succeeding Business Day); provided, however, that the Company shall have the option to extend the Maturity Date by up to an additional three (3) months if, on any of the ten (10) Trading Days ending on and including the original Maturity Date, the Market Price is less than the Floor Price. In order to extend the Maturity Date, the Company must deliver written notice of such extension to the Holder on or before the tenth (10th) Business Day prior to the original Maturity Date (such notice to specify the number of days by which the Company wishes to extend the Maturity Date).

“Maximum Price” means two hundred percent (200%) of the Conversion Price for the Initial Preferred Shares (subject to adjustment for stock splits, stock dividends and similar events affecting the Common Stock).

“Person” means any individual, corporation, trust, association, company, partnership, joint venture, limited liability company, joint stock company, Governmental Authority or other entity.

All definitions contained in this Note are equally applicable to the singular and plural forms of the terms defined. The words “hereof”, “herein” and “hereunder” and words of similar import referring to this Note refer to this Note as a whole and not to any particular provision of this Note. Any capitalized term used but not defined herein has the meaning specified in the Securities Purchase Agreement.

2.    INTEREST; ORIGINAL ISSUE DISCOUNT; EXCHANGE FOR PREFERRED STOCK.

(a)    Other than as specifically provided herein, no interest shall accrue on this Note.

(b)    This Note was issued at a price equal to 93.45% of its face amount (such percentage, the “Original Principal Amount”). Principal of this Note shall accrue on a daily basis from the Issue Date through the earlier of the date on which this Note is paid in full or the Exchange Date (as defined below). The amount of accrued principal of this Note on any date (the “Accrued Principal Amount”) shall be equal to the Original Principal Amount increased by 1.092% for each thirty day period from and including the Issue Date through and including such date (pro rated for partial periods), it being intended that the Accrued Principal Amount shall be equal to the face amount of this Note on the six-month anniversary of the Issue Date (and shall continue to accrue if not paid on such six-month anniversary).

(c)    On the Maturity Date, the Company shall pay to the Holder the Accrued Principal Amount as of such date in cash or, at the option of the Company, exchange shares of the Company’s Series D Convertible Preferred Stock (“Preferred Stock”) for this Note (the

“Exchange”). In order for the Company to effect an Exchange, all of the Exchange Conditions must be satisfied on the Maturity Date (as defined below) and on each of the twenty (20) Trading Days immediately preceding such date, and the Company must notify the Holder in writing (an “Exchange Notice”) on or before the Maturity Date that it wishes to do so. An Exchange Notice shall be irrevocable once it is delivered to the Holder. In the event that the Company delivers an Exchange Notice to the Holder, the Company will, on the tenth (10th) Trading Day following the Maturity Date (the “Exchange Date”), deliver to the Holder, in exchange for this Note, shares of Preferred Stock with a Stated Value equal to the Accrued Principal Amount as of the Exchange Date. If (i) the Company elects to pay the Accrued Principal Amount in cash, (ii) the Company does not deliver an Exchange Notice to the Holder on or before the tenth (10th) Business Day prior to the Maturity Date, (iii) the Exchange Conditions are not satisfied as required by this paragraph 2(c), or (iv) the Conversion Price on the Maturity Date is lower than the Floor Price, the Company will pay such amount in cash on the Maturity Date by wire transfer of immediately available funds to the Holder. Amounts payable hereunder that are not paid when due shall accrue interest at the Default Interest Rate.

(d)    The Conversion Price applicable to Preferred Stock issued pursuant to the Exchange will be equal to one hundred and five percent (105%) of the Market Price on the Maturity Date; provided, however, that in no event shall the Conversion Price be lower than the Floor Price or greater than the Maximum Price. In the event that the Conversion Price is greater than the Maximum Price on the Maturity Date (and as long as the Company has not extended the Maturity Date as specified in the definition thereof), the Company may extend the Maturity Date by up to an additional ninety (90) days by delivering written notice of such extension to the Holder (such notice to specify the number of days by which the Company wishes to extend the Maturity Date) on or before the original Maturity Date; if the Company does not extend the Maturity Date on or before the original Maturity Date, or if on the Maturity Date as so extended the Conversion Price is greater than the Maximum Price, the Company must either (A) pay the Accrued Principal Amount to the Holder in cash on the Maturity Date or (B) deliver shares of Preferred Stock in exchange for this Note as required by paragraph 2(b) above with a Conversion Price equal to the Maximum Price.

3.    PREPAYMENT.

In the event that during any period of ten (10) consecutive Trading Days occurring after the Issue Date, the Market Price of the Common Stock is less than the Floor Price, the Company may prepay this Note in whole or in part, at any time, by paying to the Holder an amount of cash equal to one hundred and one percent (101%) of the face amount of this Note being prepaid or, if greater, the Accrued Principal Amount at the time of such prepayment being prepaid. Except as provided in this Section 3, the Company may not prepay this Note without the prior written consent of the Holder, which consent may be withheld for any reason or for no reason.

4.     EVENTS OF DEFAULT.

(a)    Events of Default. Each of the following events shall be deemed an “Event of Default”:

(i)    The Company shall fail to pay when due any amount of principal or other amount payable hereunder;

(ii)     a Liquidation Event occurs or is publicly announced;

(iii)    the Company breaches or provides notice of its intent to breach, in a material respect, any material covenant or other material term or condition of this Note (including without limitation any payment obligation thereunder), the Certificate of Designation, the Securities Purchase Agreement, Registration Rights Agreement or any other Transaction Document, and such breach continues for a period of five (5) Business Days following written notice thereof from the Holder;

(iv)    any representation or warranty made by the Company in this Note, the Certificate of Designation, the Securities Purchase Agreement, the Registration Rights Agreement or any other Transaction Document was inaccurate or misleading in any material respect as of the date such representation or warranty was made; and

(v)     a default occurs or is declared and not waived, or any amounts are accelerated, under or with respect to any instrument that evidences Debt of the Company or any of its Subsidiaries in a principal amount exceeding $100,000.

(b)    If any Event of Default shall occur, the Holder may (i) by notice to the Company, declare the entire Accrued Principal Amount of this Note, and all other amounts payable hereunder, to be forthwith due and payable, whereupon all unpaid principal under this Note and all such other amounts shall become and be forthwith due and payable in cash, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Company, provided that if an event described in clause (ii) of Section 3(a) hereof shall occur, this Note shall automatically become immediately due and payable.

(c)    Upon the occurrence and during the continuation of an Event of Default, interest shall accrue on the outstanding principal balance of this Note at the Default Interest Rate until such amount is paid in full. Any interest that accrues at the Default Interest Rate shall be due and payable on the first day of each month.

(d)    The remedies of the Holder in this Note or in the other Transaction Documents, or at law or in equity, shall be cumulative and concurrent, and may be pursued singly, successively or together in the Holder’s discretion. The Company agrees to pay all costs of collection with respect to amounts owing under this Note, including, but not limited to, reasonable legal fees and expenses.

5.    MISCELLANEOUS.

(a)    Failure to Exercise Rights not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof. All rights and remedies of the Holder hereunder are cumulative and not exclusive of any rights or remedies otherwise available.

(b)    Notices. Any notice, demand or request required or permitted to be given by the Company or the Holder pursuant to the terms of this Note shall be in writing and shall be deemed delivered (i) when delivered personally or by verifiable facsimile transmission, unless such delivery is made on a day that is not a Business Day, in which case such delivery will be deemed to be made on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to an overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), addressed as follows:

If to the Company:

Applied Digital Solutions Inc
1690 S. Congress Avenue, Suite 200
Delray Beach, FL 33445
Attn: Scott R. Silverman
Tel:      561-805-8000
Fax:     561-805-0002

with a copy to:

Holland & Knight LLP
701 Brickell Avenue, Suite 3000
Miami, Florida 33131
Mailing Address: P.O. Box 015441, Florida, 33101
Attn: Harvey A. Goldman, Esq.
Tel:     305-374-8500
Fax:     305-789-7799

Either party may from time to time designate by notice delivered in accordance with this Section 5(b), specify a different address for notices, demands and requests hereunder.

(c)     Amendments. No amendment, modification or other change to, or waiver of any provision of, this Note may be made unless such amendment, modification or change is set forth in writing and is signed by the Company and the Holder.

(d)     Transfer of Note. The Holder may not sell, transfer or otherwise dispose of all or any part of this Note (including without limitation pursuant to a pledge) to any person or entity.

(e)     Lost or Stolen Note. Upon receipt by the Company of evidence of the loss, theft, destruction or mutilation of this Note, and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Company, and upon surrender and cancellation of the Note, if mutilated, the Company shall execute and deliver to the Holder a new Note identical in all respects to this Note.

(f)     Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed entirely within the State of Delaware.

(g)    Successors and Assigns. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors (whether by merger or otherwise) and permitted assigns of the Company and the Holder. The Company may not assign its rights or obligations under this Note except as specifically required or permitted pursuant to the terms hereof.

(h)    Usury. This Note is subject to the express condition that at no time shall the Company be obligated or required to pay interest hereunder at a rate which could subject the Holder to either civil or criminal liability as a result of being in excess of the maximum interest rate which the Company is permitted by applicable law to contract or agree to pay.  If by the terms of this Note, the Company is at any time required or obligated to pay interest hereunder at a rate in excess of such maximum rate, the rate of interest under this Note shall be deemed to be immediately reduced to such maximum rate and the interest payable shall be computed at such maximum rate and all prior interest payments in excess of such maximum rate shall be applied and shall be deemed to have been payments in reduction of the principal balance of this Note.

[Signature Page to Follow]

IN WITNESS WHEREOF, the Company has caused this Note to be signed in its name by its duly authorized officer on the date first above written.

APPLIED DIGITAL SOLUTIONS, INC.

By: /s/ Jonathan F. McKeage
Name: /s/ Jonathan F. McKeage
Title: VP, Business Development